SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C.  20549


                          FORM 8-K/A
                          AMENDMENT NO. 1


                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): AUGUST 29, 1996

                  ARTISTIC GREETINGS INCORPORATED
      (Exact Name of Registrant as specified in its Charter)

     DELAWARE                   0-7513         16-0909929
     (State or other       (Commission        (IRS Employer
       jurisdiction        File Number)        Identification No.)
     of incorporation)

             ONE KOMER CENTER, ELMIRA, NEW YORK 14902
             (Address of Principal Executive Offices)

      Telephone Number, including area code:  (607) 737-5235

Former   name  or  former  address,  if  changed  since  last  report:  Not
Applicable.



G:\UKA\ARTISTIC\GENSEC\8-K\HARLAND.8KA

ITEM 5. OTHER EVENTS.

     On August 29, 1996, Artistic Greetings Incorporated (the "Company") completed an outsourcing transaction with John H. Harland Company ("Harland"). This transaction consisted of two parts: (1) the cash purchase by Harland of the Company's check production assets for their book value of approximately $3.48 million; and (2) the outsourcing of the Company's check production to Harland at a fixed cost per box.

     The Company used the proceeds received from the sale of its check production assets to pay off two equipment term loans that had been used to fund the purchase of those assets.

     The  Master Agreement, Fulfillment Agreement  and Equipment   Purchase
Agreement that collectively constitute this outsourcing transaction are filed as exhibits to this Report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  EXHIBITS. See Exhibit Index.


                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned thereunto duly authorized.

                              ARTISTIC GREETINGS INCORPORATED
                                   (Registrant)

Date: October 29, 1996        By: /s/ Thomas C. Wyckoff
                                        Thomas C. Wyckoff
                                   Title: Senior VP and General Counsel



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                           EXHIBIT INDEX


EXHIBIT
NUMBER         DESCRIPTION                               PAGES

10-1      Master Agreement between Artistic Greetings   Filed herewith
          Incorporated and John H. Harland Company, dated August 29, 1996


10-2      Fulfillment Agreement between Artistic        Previously filed
          Greetings Incorporated and John H. Harland    [NOTE:  This Exhibit
          Company, dated August 29, 1996                is the subject of a
                                                        request for
                                                        Confidential Treatment
                                                        before the SEC]

10-3      Agreement for Purchase of Equipment between   Previously filed
          Artistic Greetings Incorporated and
          John H. Harland Company, dated
          August 29, 1996